Exhibit 99.1

FOR IMMEDIATE RELEASE

Digi International Completes Opengear Acquisition

The Two Companies Will Move Forward to Extend Market Reach in
IT Infrastructure Products and Software

HOPKINS, Minn., December 16, 2019 – Digi International® Inc., (Nasdaq: DGII, www.digi.com), a leading global provider of Internet of Things (IoT) connectivity products, software and services, closed on its previously announced agreement to acquire Opengear, Inc., a provider of secure IT infrastructure products and software. The closing was completed on Friday, December 13.

Digi acquired Opengear for upfront cash of approximately $140 million with a potential for contingent consideration of up to an additional $15 million based on revenue performance through 2020. Digi expects the acquisition to be immediately accretive to earnings.

An investor presentation pertaining to the acquisition can be found at the investor relations section of Digi’s website.

About Digi International

Digi International (Nasdaq: DGII) is a leading global provider of business and mission-critical Internet of Things (IoT) connectivity products and solutions. We help our customers create next-generation connected products and solutions to deploy, monitor and manage critical communications infrastructures and compliance standards in demanding environments with high levels of security, relentless reliability and bulletproof performance. Founded in 1985, we've helped our customers connect over 100 million things, and growing. Visit www.digi.com.

About Opengear

Opengear delivers secure, resilient access and automation to critical IT infrastructure, even when the network is down. Provisioning, orchestration and remote management of network devices, through innovative software and appliances, enables technical staff to manage their data centers and remote network locations reliably and efficiently. Opengear’s business continuity solutions are trusted by global organizations across financial, digital communications, retail and manufacturing industries. Visit www.opengear.com.

Digi International To Acquire Opengear

Nov. 7, 2019

Forward-Looking Statement

This press release contains forward-looking statements that are based on management’s current expectations and assumptions. These statements often can be identified by the use of forward-looking terminology such as "anticipate," "believe," "estimate," "may," "will," "expect," "plan," "project," "should," or "continue" or the negative thereof or other variations thereon or similar terminology. Among other items, these statements relate to expectations about the certainty and timing of completing the transactions, future business performance of the business expected to be purchased in the above described acquisition as well as future actions, operations and performance of Digi following the pending acquisition. Such statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, including risks related to satisfaction of the closing conditions, whether our business will perform as anticipated, our ability to integrate the acquired business effectively, the potential growth or entrance in the marketplace of competitors, some of whom may have significantly more resources than us, whether the intended target market for the products of the acquired business will adopt our offerings, whether we will be able to sell the products of the acquired business effectively into the marketplace, whether we will be able to leverage the product development and engineering resources of the acquired business effectively, rapid changes in technologies that may displace products and services we intend to sell, delays in product development efforts, uncertainty in user acceptance of our products and services, the ability to maintain key customer and vendor relationships of the acquired company, the ability to integrate our products and services with those of other parties in a commercially accepted manner, potential liabilities that can arise if any of our products have design or manufacturing defects, our ability to defend or settle satisfactorily any litigation, uncertainty in global economic conditions and economic conditions within particular regions of the world which could negatively affect product demand and the financial solvency of customers and suppliers, the impact of natural disasters and other events beyond our control that could negatively impact our supply chain and customers, our ability to attract and retain important employees, potential unintended consequences associated with restructuring or other similar business initiatives that may impact our ability to retain important employees and our ability to execute on the business to achieve the anticipated benefits and synergies associated with the transaction. These and other risks, uncertainties and assumptions identified from time to time in our filings with the United States Securities and Exchange Commission, including without limitation, our annual report on Form 10-K for the year ended September 30, 2018 and subsequent quarterly reports on Form 10-Q and other filings, could cause the Digi’s future results to differ materially from those expressed in any forward-looking statements made by us or on our behalf. Many of such factors are beyond our ability to control or predict. These forward-looking statements speak only as of the date for which they are made. We disclaim any intent or obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Media Contact:
Eric Stephens
LEWIS
Office: +1 781-418-2400
Digi@teamlewis.com

Digi International To Acquire Opengear

Nov. 7, 2019

Investor Contact:

Jamie Loch

Digi International

Sr. Vice President, Chief Financial Officer, and Treasurer

+1 (952) 912-3737

Jamie.Loch@digi.com